Exhibit 3.1
*201103400039*

DATE	DOCUMENT ID	DESCRIPTION	FILING	EXPED	PENALTY	CERT	COPY
02/03/2011	201103400039	ARTICLES OF ORGNZTN/DOM. PROFIT	125.00	100.00	.00	.00	.00
		LIM.LIAB. CO. (LCP)
Receipt
This is not a bill. Please do not remit payment.
PORTER WRIGHT MORRIS & ARTHUR LLP
41 S HIGH ST STE 2800
COLUMBUS, OH 43215
STATE OF OHIO
CERTIFICATE
Ohio Secretary of State, Jon Husted
1994470
It is hereby certified that the Secretary of State of Ohio has custody of the business records for
DSW MS LLC
and, that said business records show the filing and recording of:

Document(s):	Document No(s):
ARTICLES OF ORGNZTN/DOM. PROFIT LIM.LIAB. CO.	201103400039

United States of America State of Ohio Office of the Secretary of State	Witness my hand and the seal of the Secretary of State at Columbus, Ohio this 2nd day of February, A.D. 2011. Ohio Secretary of State

Form 533A Prescribed by the: Ohio Secretary of State Central Ohio: (614) 466-3910 Toll Free: (877) SOS-FILE (767-3453) www. sos. state. oh.us Busserv@sos.state.oh.us	Expedite this form: (select one) Mail form to one of the following: Expedite PO Box 1390 Columbus, OH 43216 *** Requires an additional fee of $100 *** Non Expedite PO Box 670 Columbus, OH 43216
ARTICLES OF ORGANIZATION FOR A DOMESTIC
LIMITED LIABILITY COMPANY
Filing Fee: $125.00
(CHECK ONLY ONE (1) BOX)

(1)	☑	Articles of Organization for Domestic	(2)	☐	Articles of Organization for Domestic
		For-Profit Limited Liability Company			Nonprofit Limited Liability Company
		(115-LCA)			(115-LCA)
		ORC 1705			ORC 1705
Name of limited liability company
DSW MS LLC
Name must include one of the following words or abbreviations: “limited liability company,” “limited,” “LLC,” “L.L.C.,” “ltd.,” or “ltd”

Effective Date		(The legal existence of the limited liability company begins upon the filling

(Optional)	mm/dd/yyyy	of the articles or on a later date specified that is not more than-ninety days after filing)

This limited liability company shall exist for (Optional)	Period of Existence

Purpose
(Optional)

☐ Check here if additional provisions are attached

Form 533A	Page 1 of 5	Last Revised: 8/21/08

ORIGINAL APPOINTMENT OF AGENT
The undersigned authorized member(s), manager(s) or representative(s) of

DSW MS LLC
Name of Limited Liability Company
hereby appoint the following to be Statutory Agent upon whom any process, notice or demand required or permitted by statute to be served upon the limited liability company may be served. The name and address of the agent is

Acme Agent, Inc. Name of Agent

41 South High Street, Ste. 2800 Mailing Address

Columbus	Ohio	43215

City	State	Zip Code
☐	If the agent is an individual and using a P.O. Box, check this box to certify the agent is an Ohio resident.
ACCEPTANCE OF APPOINTMENT
The undersigned, named herein as the statutory agent for

DSW MS LLC
Name of Limited Liability Company
hereby acknowledges and accepts the appointment of agent for said limited liability company

Agent’s Signature (Asst. Secy)

Form 533A	Page 2 of 5	Last Revised: 8/21/08

By signing and submitting this form to the Ohio Secretary of State, the undersigned hereby certifies that he or she has the requisite authority to execute this document on behalf of the limited liability company identified above.

REQUIRED
Articles and original appointment of agent must be authenticated (signed) by a member, manager or other representative.	/s/ Robert J. Tannous Signature	2/2/11 Date

Robert J. Tannous Print Name

	Signature	Date

Print Name

	Signature	Date

Print Name
(See Instructions Below)

Form 533A	Page 3 of 5	Last Revised: 8/21/08